Exhibit 10.1

STOCKHOLDER AGREEMENT

     This STOCKHOLDER AGREEMENT (the “Agreement”) is made and entered into as of March 3, 2004, between Ask Jeeves, Inc., a Delaware corporation (“Acquiror”), and the undersigned stockholder (“Holder”) of Interactive Search Holdings, Inc., a Delaware corporation (“Target”).

RECITALS

     A. Pursuant to an Agreement and Plan of Reorganization dated as of March 3, 2004 (the “Merger Agreement”) by and among Acquiror, Aqua Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), Aqua Acquisition Holdings LLC, a single member Delaware limited liability company (“Surviving Company”) and wholly-owned subsidiary of Acquiror, and Target, Merger Sub is merging (the “Step One Merger”) with and into Target, with Target as the interim surviving corporation (the “Interim Surviving Corporation”), and immediately thereafter and as part of the same plan, the Interim Surviving Corporation will be merged with and into the Surviving Company (the “Step Two Merger,” and together with the Step One Merger, the “Mergers”) and Target, upon completion of the Step One Merger, will thereby become a wholly-owned subsidiary of Acquiror.

     B. In order to induce Acquiror to enter into the Merger Agreement, Holder has entered into this Agreement with Acquiror.

AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Agreement to Retain Shares.

          (a) Transfer and Encumbrance. Except as contemplated in the Merger Agreement, Holder agrees not to transfer (except for transfers required to comply with rules and regulations governing ownership thresholds for bank holding companies and their affiliates, grants of participation interests consistent with past business practices, or as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber in any way that would interfere with or prevent Holder from voting the Shares (as defined below) or any New Shares (as defined in Section 1(b)) in accordance with this Agreement or the granting and effectiveness of the Proxy with respect thereto, any shares of the outstanding Common Stock and/or Preferred Stock, $0.0001 par value per share respectively, of Target held by Holder (in such number as is indicated on the final page of this Agreement) (the “Shares”) or any New Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date (as defined below), except to the extent any transferee to which any such Shares or New Shares, or any interest therein, is or may be transferred shall have (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (a “Proxy”), and (ii) agreed in writing to hold such Shares and New Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Step One Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and Delaware law, or (ii) the date of termination of the Merger Agreement.

          (b) New Shares. Holder agrees that any shares of capital stock of Target that Holder purchases or with respect to which Holder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (“New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Agreement to Vote Shares. At every meeting of the stockholders of Target called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Target with respect to any of the following, Holder shall vote the Shares and any New Shares (i) in favor of approval of the Merger Agreement and the Mergers and any matter necessary to facilitate the Mergers, and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Mergers) between Target and any person or entity other than Acquiror, or a wholly-owned subsidiary of Acquiror, or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Merger Agreement or which could reasonably be expected to result in any of the conditions to Target’s obligations under the Merger Agreement not being fulfilled. This Agreement is intended to bind Holder as a stockholder of Target only with respect to the specific matters set forth herein.

     3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Holder agrees to deliver to Acquiror a Proxy, which shall be irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law, covering the total number of Shares and New Shares beneficially owned or as to which beneficial ownership is acquired (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by Holder set forth therein.

     4. No Solicitation.

          (a) No Solicitation or Negotiation. Except as set forth in this Section 4, Holder shall not, nor shall Holder authorize or permit any of its subsidiaries or any of its or its subsidiaries’ respective directors, officers, employees, affiliates [JP MORGAN AGMT TO HAVE SAME LIST OF AFFILIATES AS IN STANDSTILL AGMT AND HAVE COMMUNICATIONS COVENANTS], investment bankers, attorneys, accountants or other advisors or representatives (collectively, “Holder Representatives”) to, directly or indirectly:

                    (i) solicit, initiate, induce, encourage or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below), including amending or granting any waiver or release under any standstill or similar agreement with respect to any Target Capital Stock (as defined in the Merger Agreement);

                    (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any nonpublic information with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any Acquisition Proposal; or

                    (iii) approve, endorse or recommend any Acquisition Proposal or enter into any letter of intent or agreement relating to any Acquisition Proposal.

Holder agrees that any violation of the restrictions set forth in this Section 4 by any Holder Representative or any affiliate of Holder or any Holder Representative, whether or not such Person is purporting to act on behalf of Holder, shall constitute a breach by Holder of this Section 4; provided, however, that actions taken by or on behalf of Target or its Board of Directors in accordance with the terms of the Merger Agreement shall not be deemed a violation of such restrictions by an affiliate of Holder hereunder.

          (b) Notices; Additional Negotiations. Upon obtaining knowledge of any Acquisition Proposal, Holder shall promptly advise Acquiror orally, with written confirmation to follow promptly (and in any event within 24 hours), of any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal, or of any inquiry with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal or inquiry and the identity of the person making any such Acquisition Proposal or inquiry. Holder shall not provide any information to or participate in discussions or negotiations with the Person making any Acquisition Proposal. Holder shall (i) keep Acquiror fully informed of the status and details (including any change to the terms) of any such Acquisition Proposal or inquiry (whether written or oral) on a reasonably current basis and (ii) provide to Acquiror as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to Holder from any third party in connection with any Acquisition Proposal or sent or provided by Holder, if permitted hereunder, to any third party in connection with any Acquisition Proposal. In the event Holder does not notify Acquiror per the terms of this Section 4(b), Holder shall nonetheless be deemed to have satisfied its obligations to notify Acquiror as provided in this Section 4(b) if Target shall have satisfied its obligation to timely provide the relevant information to Acquiror under the Merger Agreement.

          (c) Cessation of Ongoing Discussions. Holder shall, and shall cause the Holder Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.

          (d) Definitions. For purposes of this Agreement, “Acquisition Proposal” means, with respect to Target, any offer or proposal (other than an offer or proposal by Acquiror, the merger of iWon Holdings, Inc. with and into Focus Interactive, Inc., or the merger of MyWay, Inc. with and into Focus Interactive, Inc.) received by Holder relating to any transaction or series of related transactions other than the transactions contemplated by the Merger Agreement involving: (i) any acquisition or purchase by any person or “Group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifteen percent (15%) interest in the total outstanding voting securities of Target or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or Group beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of Target or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Target pursuant to which the stockholders of such party immediately preceding such transaction hold less than eighty-five percent (85%) of the equity interests in the surviving or resulting entity of such transaction, (ii) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent (15%) of the assets of Target and its subsidiaries, taken as a whole, or of any Material Subsidiary (as defined in the Merger Agreement) (iii) any liquidation, dissolution, recapitalization or other significant corporate reorganization involving more than fifteen percent (15%) of the assets of Target and its subsidiaries, taken as a whole, or any Material Subsidiary, (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Mergers, or (v) any public announcement by or on behalf of Target or any of its Representatives or any of their affiliates (for purposes of this Agreement, as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934) or by any third party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. “Person” shall mean any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture or business organization.

          (e) Notwithstanding anything to the contrary stated herein, this Section 4 shall not (i) apply to Holder in his capacity as either an officer or director of Target (and any actions undertaken or omissions by Holder in any such capacity shall be governed exclusively by the Merger Agreement) or (ii) limit the right of any Holder Representative to advise and represent Target in connection with any unsolicited Acquisition Proposal to the extent Target is permitted to act with regard to such Acquisition Proposal under the Merger Agreement.

5.	Capture.

          (a) If the Merger Agreement is terminated pursuant to Section 7.1(d) or 7.1(e) thereof (a “Triggering Termination”) and any of the Shares or New Shares are sold, transferred, exchanged, cancelled or disposed of in connection with, or as a result of, any Acquisition Proposal (i) that has been consummated prior to the twelve month anniversary of the date of the Merger Agreement or (ii) with respect to which Target shall have entered into a definitive agreement prior to the twelve month anniversary of the date of the Merger Agreement and such Acquisition Proposal is consummated within twelve months of the date of such definitive agreement (an “Alternative Disposition”) then, subject to Section 5(c) below, within three business days after the closing of such Alternative Disposition, Holder shall tender and pay to, or shall cause to be tendered and paid to, Acquiror, or its designee, in immediately available funds, 75% of the Profit (as defined below) realized by Holder from such Alternative Disposition. For purposes of this Section 5(a), “Profit” means an amount equal to the excess, if any, of (i) the Alternative Transaction Consideration (as defined below) over (ii) the Current Transaction Consideration (as defined below). “Alternative Transaction Consideration” shall mean all cash, securities, settlement or termination amounts, notes or other debt instruments, and other consideration received or to be received, directly or indirectly, by Holder and Holder’s affiliates in connection with or as a result of such Alternative Disposition or any agreements or arrangements (including, without limitation, any employment agreement (for the shorter of the term of such agreement or one year), consulting agreement, non-competition agreement, confidentiality agreement, settlement agreement and/or release agreement) entered into, directly or indirectly by Holder or any of Holder’s affiliates as a part of or in connection with the Alternative Disposition or associated Acquisition Proposal. “Current Transaction Consideration” means all amounts that would have been payable directly or indirectly by Acquiror to Holder in respect of Holder’s Shares and New Shares pursuant to the Merger Agreement if the Mergers had occurred, determined based on the average closing price of Acquiror common stock on the Nasdaq National Market for the ten (10) trading day period ending on the trading day prior to the date of the Triggering Termination, plus any amounts payable to Holder by Acquiror in connection with any agreements or arrangements (including, without limitation, any employment agreement (for the shorter of the term of such agreement or one year), consulting agreement, non-competition agreement, confidentiality agreement, settlement agreement and/or release agreement). For the sake of clarity, to the extent Acquiror has already received all or a portion of such Profit from an affiliate of Holder, Acquiror shall not be entitled to receive from Holder any such amount already received by Acquiror.

          (b) For the purposes of determining and paying Profit hereunder: (i) all non-cash items shall be valued based upon the fair market value thereof as determined by an Independent Expert (as defined below), (ii) all deferred payments or consideration shall be discounted to reflect a market rate of net present value thereof as determined by the Independent Expert, (iii) the payment of Profit on all contingent payments shall be made upon payment of such contingent payments and (iv) if less than all of Holder’s Shares are subject to the Alternative Disposition, then the Current Transaction Consideration shall be deemed to be an amount equal to the Current Transaction Consideration multiplied by a fraction, the numerator of which is the number of Holder’s Shares and New Shares sold, transferred, exchanged, cancelled or disposed of in such Alternative Disposition and the denominator of which is the total number of Holder’s Shares and New Shares. For purposes of this Agreement, the Independent Expert shall be jointly selected by Acquiror and Holder; provided, however, that if Acquiror and Holder cannot agree on the independent expert, such determination shall be made by a panel of three independent experts which shall consist of one expert selected by each of Acquiror and Holder and a third expert selected jointly by the two experts selected by Acquiror and Holder (whether a single expert or a panel of three experts, the “Independent Expert”);

          (c) In the event that, after the date of this Agreement, Acquiror agrees with Target and/or its stockholders to increase the amount of the Current Transaction Consideration to be paid by Acquiror for the Shares and New Shares (a “Second Transaction”), then, as may be requested by Acquiror, (i) Holder shall, and shall cause each of its affiliates who beneficially own any of Holder’s Shares or New Shares, to either execute and deliver to Acquiror such documents or instruments as may be necessary to waive the right to receive the amount of such increase to the extent that such increase would result in any Profit to Holder or (ii) Holder shall tender and pay, or cause to be tendered and paid, to Acquiror, or its designee, in immediately available funds and promptly after receipt thereof, 75% of the Profit to Holder realized from such Second Transaction. For purposes of this Section 5(c), “Profit” shall mean an amount equal to the excess, if any, of (i) the Second Transaction Consideration (as defined below) over (ii) the Current Transaction Consideration. “Second Transaction Consideration” shall mean all cash, securities, settlement or termination amounts, notes or other debt instruments, and other consideration received or to be received, directly or indirectly, by Holder and Holder’s affiliates in connection with or as a result of such Second Transaction or any agreements or arrangements (including, without limitation, any employment agreement (for the shorter of the term of such agreement or one year), consulting agreement, non-competition agreement, confidentiality agreement, settlement agreement and/or release agreement) entered into, directly or indirectly by Holder or any of Holder’s affiliates as a part of or in connection with the Second Transaction. For the sake of clarity, to the extent Acquiror has already received all or a portion of such Profit from an affiliate of Holder, Acquiror shall not be entitled to receive from Holder any such amount already received by Acquiror

     6. Representations, Warranties and Covenants of Holder. Holder hereby represents, warrants and covenants to Acquiror that (i) Holder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Shares, which at the date of this Agreement and at all times from the date of this Agreement until and including the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances (except pursuant to marital property laws) that would interfere with or prevent Holder from voting the Shares or any New Shares in accordance with this Agreement or the granting and effectiveness of the Proxy with respect thereto; (ii) Holder does not beneficially own any shares of capital stock of Target other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law); (iii) Holder has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy; and (iv) the execution and delivery of this Agreement by Holder and the consummation by Holder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Holder.

     7. Additional Documents. Holder hereby covenants and agrees to execute and deliver any additional documents necessary or reasonably desirable to carry out the purpose and intent of this Agreement.

     8. Consent and Waiver. Holder hereby gives any consents or waivers that are reasonably required for the consummation of the Mergers under the terms of any agreement to which Holder is a party or pursuant to any rights Holder may have.

     9. Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date, except that Section 5 shall survive termination of this Agreement.

     10. Appraisal Rights. Holder agrees not to exercise any rights (including any rights under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Shares which may arise in connection with the Mergers.

     11. Miscellaneous.

          (a) Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 11(a) shall be binding upon the parties and their respective successors and assigns.

          (b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the state and federal courts located in or for the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

          (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (d) Titles and Subtitles. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by same-day courier, overnight delivery service or confirmed facsimile, provided that if delivered on a date that is not a business day or after 5:00 p.m. on a business day (in each case at the place of delivery), such notice shall be deemed delivered on the next succeeding business day, if such notice is delivered to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice. If the notice is to be given to Acquiror, a copy of such notice shall also be sent to O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, California, Attention: Karen Dreyfus, Fax: 650-473-2601.

          (f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (g) Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of either party may be assigned without the prior written consent of the other party (any such attempted assignment shall be void).

          (h) Remedies Cumulative; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, the other party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms. Each party therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity. Holder acknowledges that nothing in the Merger Agreement, including without limitation Article Eight thereof, shall limit the liability of Holder for breach of this Agreement.

[Signature Page Follows]

     The parties have caused this Agreement to be duly executed on the date first above written.

ACQUIROR

ASK JEEVES, INC.

By:

Name:	Steven Berkowitz
Title:	Chief Executive Officer

Address:	5858 Horton Street, Suite 350 Emeryville, CA 94608 Attention: Chief Financial Officer Facsimile No.: (510) 985-7400 Telephone No.: (510) 985-7412

HOLDER:

[NAME]

By:

Name:
Title:

Holder’s Address for Notice:

Shares beneficially owned:

Class of Shares	Number

Common Stock
Series A Preferred Stock

EXHIBIT A

IRREVOCABLE PROXY TO VOTE STOCK OF TARGET

     The undersigned stockholder of Interactive Search Holdings, Inc., a Delaware corporation (“Target”), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law) appoints the Chief Executive Officer and Chief Financial Officer from time to time (currently Steven Berkowitz and Steve Sordello, respectively) of Ask Jeeves, Inc., a Delaware corporation (“Acquiror”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Target that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Target issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Target as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares and this subject matter until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the extent permitted by Section 212 of the Delaware General Corporation Law), is granted pursuant to that certain Stockholder Agreement of even date herewith, by and among Acquiror and the undersigned stockholder (the “Stockholder Agreement”), and is granted in consideration of Acquiror entering into that certain Agreement and Plan of Reorganization, of even date herewith, by and among Target, Acquiror, Aqua Acquisition Corp., a Delaware corporation (“Merger Sub”) and wholly-owned subsidiary of Acquiror, and Aqua Acquisition Holdings LLC, a Delaware single member limited liability company (the “Surviving Company”) and wholly-owned subsidiary of Acquiror (the “Merger Agreement”). The Merger Agreement provides for the merger (the “Step One Merger”) of Merger Sub with and into Target, with Target as the interim surviving corporation (the “Interim Surviving Corporation”), and immediately thereafter and as part of the same plan, the merger of the Interim Surviving Corporation into the Surviving Company (the “Step Two Merger,” and together with the Step One Merger, the “Mergers”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Step One Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and Delaware law, or (ii) the date of termination of the Merger Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Target and in every written consent in lieu of such meeting (i) in favor of approval of the Mergers and the Merger

A-1

Agreement and in favor of any matter necessary to facilitate the Mergers, and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Mergers) between Target and any person or entity other than Acquiror, or any wholly-owned subsidiary of Acquiror, or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Target under the Merger Agreement or which could reasonably be expected to result in any of the conditions to Target’s obligations under the Merger Agreement not being fulfilled. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated: March 3, 2004

(Signature of Holder)

(Print Name of Holder)

Shares beneficially owned:

Class of Shares	Number

Common Stock
Series A Preferred Stock

A-2